CONSENT OF INDEPENDENT AUDITORS


Seligman New Jersey Municipal Fund, Inc.:

We consent to the incorporation by reference in the Statement of Additional Information in this Post-Effective Amendment No. 14 to Registration Statement No. 33-13401 of our report dated October 30, 1996, appearing in the annual report to shareholders for the year ended September 30, 1996, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
January 24, 1997